News Release

For Release January 17, 2018

9:00 A.M.

Contact:	Joseph G. Sawyer, Executive Vice President & Chief Financial Officer or
Robin D. Brown, Executive Vice President & Chief Marketing Officer
(803) 951- 2265

First Community Corporation Announces Earnings and Increased Cash Dividend

Highlights

•	Net income of $5.8 million in 2017 and $502 thousand for the fourth quarter
•	Increased cash dividend to $0.10 per common share, the 64th consecutive quarter of cash dividends paid to common shareholders, highest dividend ever paid by the company
•	Adjustment to deferred tax asset of $1.2 million as a result of new tax rate legislation
•	Merger expenses of $619 thousand in the quarter and $945 thousand for the year
•	Completed acquisition of Cornerstone Bancorp
•	Assets now in excess of $1 billion
•	Organic loan growth of $18.2 million during the quarter, a 12.8% annualized growth rate
•	Key credit quality metrics continue to be excellent with a year-to-date net loan recovery of $145 thousand and non-performing assets of 0.51% at year end

Lexington, SC – January 17, 2018 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the fourth quarter and year end of 2017. For the year ended December 31, 2017 net income was $5.8 million. Diluted earnings per share for 2017 were $0.83. Net income for the fourth quarter of 2017 was $502 thousand. Diluted earnings per share were $0.07 for the fourth quarter of 2017. During the fourth quarter, the company recognized an adjustment to deferred tax asset of $1.2 million related to the Tax Cuts and Jobs Act which was signed by President Trump on December 22, 2017. During the quarter, the company also recognized $619 thousand in merger expenses, of which approximately $349 thousand is tax deductible, related to the acquisition of Cornerstone Bancorp. For the year, the company recognized total merger expenses of $945 thousand, of which approximately $675 thousand is tax deductible.

First Community President and CEO Michael Crapps commented, “While the new tax law had a negative impact on earnings in the fourth quarter, we are excited about the long term benefit that we will recognize. In addition, the acquisition of Cornerstone Bancorp gives us an expanded presence in the growing Upstate market.”

Cash Dividend and Capital

The Board of Directors has approved an increase in the cash dividend for the fourth quarter of 2017 to $0.10 per common share. This dividend is payable on February 15, 2018 to shareholders of record of the company’s common stock as of February 1, 2018. Mr. Crapps commented, “The entire board is pleased that our company’s strong financial performance enables us to increase the cash dividend to the highest level ever paid by the company. We are also proud that dividend payments have continued uninterrupted for 64 consecutive quarters.”

Each of the regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) exceeds the well capitalized minimum levels currently required by regulatory statute. At December 31, 2017, the company’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 10.35%, 14.25%, and 15.05%, respectively. This compares to the same ratios as of December 31, 2016 of 10.23%, 14.46%, and 15.28%, respectively. Additionally, the regulatory capital ratios for the company’s wholly owned subsidiary, First Community Bank, were 9.86%, 13.59%, and 14.39% respectively as of December 31, 2017. Further, the company’s ratio of tangible common equity to tangible assets indicates a high quality of capital with a ratio of 8.56% as of December 31, 2017. The common equity tier one ratio for the company and the bank was 12.26% and 13.59%, respectively, at December 31, 2017.

Asset Quality

The company’s asset quality remains strong. The non-performing assets ratio increased on a linked quarter basis to 0.51% of total assets at December 31, 2017, as compared to the ratio of 0.41% at the end of the third quarter of 2017 and down from 0.58% at December 31, 2016. The nominal level of non-performing assets was $5.3 million at year end 2017 up from $3.7 million at the end of the third quarter of 2017 and $5.2 million at the end of 2016. This increase was driven by Other Real Estate Owned (OREO) acquired in the merger with Cornerstone Bancorp. These properties were marked to market as of the merger date and the bank is seeking to sell these properties. The past due ratio for all loans was 0.33% at year-end 2017 down from 0.37% at the end of third quarter 2017 and 0.34% at year-end 2016. The Special Mention category was $10.1 million at year end an increase on a linked quarter and year-over-year primarily attributable to one credit which is adequately secured by real estate and has been performing as expected. Trouble debt restructurings, that are still accruing interest, were $1.9 million at year end 2017 compared to 1.7 million at the end of the third quarter and $1.8 million at year end 2016.

Net loan recoveries were $146 thousand for the year of 2017 and $1,000 for the fourth quarter. The ratio of classified loans plus OREO now stands at 8.86% of total bank regulatory risk-based capital as of December 31, 2017.

Balance Sheet

(Numbers in millions)

	Quarter Ending 12/31/17	Quarter Ending 12/31/16	Quarter Ending 9/30/17	12 Month $ Variance	12 Month % Variance
Assets
Investments	$284.4	$272.4	$248.7	$12.0	4.4%
Loans	646.8	546.7	568.5	100.1	18.3%

Liabilities
Total Pure Deposits	$729.5	$611.9	$630.8	$117.6	19.2%
Certificates of Deposit	158.8	154.7	139.3	4.1	2.7%
Total Deposits	$888.3	$766.6	$770.1	121.7	15.9%

Customer Cash Management	$19.3	$19.5	$17.5	($0.2)	(1.0)%
FHLB Advances	14.3	24.0	17.3	(9.7)	(40.4)%

Total Funding	$921.9	$810.1	$804.09	$111.8	13.8%
Cost of Funds (including demand deposits)	0.30%	0.35%	0.34%		-5	bps
Cost of Deposits	0.22%	0.24%	0.24%		-2	bps

Mr. Crapps commented, “A highlight of the fourth quarter was strong organic loan growth of $18.2 million, a 12.8% annualized growth rate. This loan growth is especially impressive given our commitment to credit quality and the strong performance of our loan portfolio. Pure deposit growth was strong during the year and with the additional liquidity provided by the acquisition of Cornerstone Bancorp we have the funding available to support significant additional loan growth. The strength of our deposit franchise continues to shine as our cost of deposits decreased to 0.22% even in this rising rate environment.”

Revenue

Net Interest Income/Net Interest Margin

Net interest income increased on a linked quarter basis to $8.1 million for the fourth quarter up from $7.2 million in the third quarter of 2017 and year-over-year increased to $29.4 million at December 31, 2017 from $26.5 million at December 31, 2016. The net interest margin, on a taxable equivalent basis, increased to 3.54% for the fourth quarter of 2017 from 3.52% in the third quarter of the year. This is the sixth consecutive quarter of net interest margin expansion, after adjusting the net interest margin for the first quarter of 2017 as previously discussed.

Non-Interest Income

Non-interest income for the year, adjusted for securities gains and loss on the early extinguishment of debt, increased year-over-year to $9.7 million in 2017 compared to $8.8 million in 2016. Fourth quarter non-interest income was $2.5 million, up year-over-year from $2.2 million in the fourth quarter of 2016, and flat on a linked quarter basis.

Revenues in the mortgage line of business for the year increased year-over-year to $3.8 million in 2017 from $3.4 million in 2016 and for the quarter decreased slightly year-over-year to $828 thousand in 2017 from $867 thousand in 2016. Mortgage production year-over-year increased 5.9% to $108.6 million. Also adding to the mortgage revenue was an 18 basis point improvement in yields in 2017. Revenue in the investment advisory line of business increased year-over-year to $1.3 million in 2017 compared to $1.1 million in 2016, and on a linked quarter basis to $383 thousand in the fourth quarter of 2017 compared to $337 thousand in the third quarter. Mr. Crapps noted, “Our strategy of generating revenue streams from multiple lines of business continues to serve us well and we are focused on continuing to leverage each of our lines of business.”

Non-Interest Expense

Non-interest expenses were $8.4 million in the fourth quarter of 2017 compared to $6.9 million in the third quarter. This $1.5 million increase on a linked quarter basis included $360 thousand in additional salary and benefit expense, $200 thousand in additional marketing expense, $392 thousand in additional merger related expenses, $164 thousand for the purchase of a South Carolina Rehabilitation Tax Credit, and a $256 thousand increase in core system processing expenses mostly related to the addition of the Cornerstone customer base.

First Community Corporation stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank operates eighteen banking offices located in the Midlands and Upstate regions of South Carolina and Augusta, Georgia, a loan production office in Greenville, South Carolina, in addition to two other lines of business, First Community Bank Mortgage and First Community Financial Consultants, a financial planning/investment advisory division.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; (6) technology and cybersercurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; and (7) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

###

FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA;
(Dollars in thousands, except per share data)

	At December 31,
	2017	2016

Total Assets	$1,050,731	$914,793
Other short-term investments (1)	15,788	10,074
Investment Securities	284,395	272,396
Loans held for sale	5,093	5,707
Loans	646,805	546,709
Allowance for Loan Losses	5,797	5,214
Total Deposits	888,323	766,622
Securities Sold Under Agreements to Repurchase	19,270	19,527
Federal Home Loan Bank Advances	14,250	24,035
Junior Subordinated Debt	14,964	14,964
Shareholders' Equity	105,663	81,861

Book Value Per Common Share	$13.93	$12.20
Tangible Book Value Per Common Share	$11.66	$11.28
Equity to Assets	10.06%	8.95%
Tangible common equity to tangible assets	8.56%	8.33%
Loan (incl loans held for sale) to Deposit Ratio	73.39%	72.06%
Allowance for Loan Losses/Loans	0.90%	0.95%

Regulatory Ratios:
Leverage Ratio	10.35%	10.23%
Tier 1 Capital Ratio	14.25%	14.46%
Total Capital Ratio	15.05%	15.28%
Common Equity Tier 1	12.26%	12.18%
Tier 1 Regulatory Capital	$103,639	$91,973
Total Regulatory Capital	$109,436	$97,187
Common Equity Tier 1 Capital	$89,139	$77,473

(1) Includes federal funds sold, securities purchased under agreements to resell and interest-bearing deposits

Average Balances:
	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016

Average Total Assets	$1,018,290	$905,882	$937,683	$888,240
Average Loans (incl loans held for sale)	624,871	536,925	577,730	514,766
Average Earning Assets	926,052	832,192	859,453	815,863
Average Deposits	866,672	760,512	790,500	739,355
Average Other Borrowings	41,406	54,709	51,171	59,569
Average Shareholders' Equity	102,075	83,518	88,706	82,653

Asset Quality:	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Loan Risk Rating by Category (End of Period)
Special Mention	$10,121	$9,620	$6,743	$6,783	$6,799
Substandard	7,380	6,482	6,592	7,113	7,930
Doubtful	—	—	—	—	—
Pass (includes held for sale)	629,304	552,392	546,675	545,593	537,687
	$646,805	$568,494	$560,010	$559,489	$552,416

Nonperforming Assets:
Non-accrual loans	$3,380	$2,914	$3,030	3,465	$4,049
Other real estate owned	1,934	733	838	1,156	1,146
Accruing loans past due 90 days or more	—	102	—	108	53
Total nonperforming assets	$5,314	$3,749	$3,868	$4,729	$5,248
Accruing troubled debt restructurings	$1,883	$1,715	$1,733	$1,762	$1,770

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Loans charged-off:	$17	$69	$61	$180
Overdrafts charged-off	36	13	112	59
Loan recoveries	(18)	(10)	(207)	(72)
Overdraft recoveries	(6)	(8)	(19)	(16)
Net Charge-offs (Recoveries)	$29	$64	$(53)	$151

Net charge-offs to average loans	0.00%	0.01%	n/a	0.03%

FIRST COMMUNITY CORPORATION
INCOME STATEMENT DATA
(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Three months ended		Three months ended		Year ended
	December 31,		September 30,		June 30,		March 31,		December 31,
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Interest Income	$8,738	$7,510	$7,921	$7,400	$7,724	$7,459	$7,773	$7,137	$32,156	$29,506
Interest Expense	680	716	694	749	675	782	712	800	2,762	3,047
Net Interest Income	8,058	6,794	7,227	6,651	7,049	6,677	7,061	6,337	29,394	26,459
Provision for Loan Losses	170	238	166	179	78	217	116	140	530	774
Net Interest Income After Provision	7,888	6,556	7,061	6,472	6,971	6,460	6,945	6,197	28,864	25,685
Non-Interest Income:
Deposit service charges	439	341	379	377	348	340	320	347	1,486	1,405
Mortgage banking income	828	867	1,032	937	1,248	913	670	665	3,778	3,382
Investment advisory fees and non-deposit commissions	383	264	336	283	314	297	258	291	1,291	1,135
Gain on sale of securities	49	—	124	478	172	64	54	59	400	601
Gain (loss) on sale other assets	107	3	40	45	68	(84)	20	3	235	(33)
Loss on early extinguishment of debt	—	—	(165)	(459)	(223)	—	(58)	—	(447)	(459)
Other	787	725	676	726	717	734	714	724	2,896	2,909
Total non-interest income	2,593	2,200	2,422	2,387	2,644	2,264	1,978	2,089	9,639	8,940
Non-interest Expense:
Salaries and employee benefits	4,482	3,851	4,122	3,888	4,261	3,833	4,086	3,751	16,951	15,323
Occupancy	568	566	532	531	539	511	527	559	2,166	2,167
Equipment	422	420	396	442	506	437	446	429	1,771	1,728
Marketing and public relations	286	336	96	240	298	195	221	94	901	865
FDIC assessment	78	76	78	60	78	138	78	138	312	412
Other real estate expense	(33)	14	19	115	29	21	27	51	42	201
Amortization of intangibles	120	75	74	80	74	80	75	83	343	318
Merger expenses	619		228	—	98	—	—	—	945	—
Other	1,832	1,180	1,349	1,227	1,487	1,118	1,260	1,237	5,928	4,762
Total non-interest expense	8,374	6,518	6,894	6,583	7,370	6,333	6,720	6,342	29,359	25,776
Income before taxes	2,107	2,238	2,589	2,276	2,245	2,391	2,203	1,944	9,144	8,849
Income tax expense	1,605	446	696	599	581	646	447	476	3,329	2,167
Net Income	$502	$1,792	$1,893	$1,677	$1,664	$1,745	$1,756	$1,468	$5,815	$6,682

Per share data:
Net income, basic	$0.07	$0.27	$0.28	$0.26	$0.25	$0.27	$0.27	$0.22	$0.85	$1.01
Net income, diluted	$0.07	$0.26	$0.28	$0.25	$0.24	$0.26	$0.26	$0.22	$0.83	$0.98

Average number of shares outstanding - basic	7,366,508	6,630,951	6,666,168	6,572,614	6,634,462	6,553,752	6,687,942	6,572,969	6,849,419	6,616,741
Average number of shares outstanding - diluted	7,521,198	6,805,447	6,807,936	6,762,074	6,803,370	6,732,574	6,813,460	6,751,074	6,998,282	6,787,132
Shares outstanding period end	7,587,888	6,708,393	6,706,408	6,703,317	6,701,642	6,699,030	6,697,130	6,893,042	7,587,888	6,708,393
Return on average assets	0.20%	0.78%	0.83%	0.74%	0.73%	0.80%	0.78%	0.68%	0.62%	0.75%
Return on average common equity	1.96%	8.51%	8.71%	7.90%	7.87%	8.53%	8.63%	7.35%	6.56%	8.08%
Return on average common tangible equity	2.27%	9.20%	9.46%	8.54%	8.48%	9.24%	9.32%	7.99%	7.22%	8.76%
Net Interest Margin (non taxable equivalent)	3.45%	3.25%	3.42%	3.19%	3.39%	3.32%	3.42%	3.22%	3.42%	3.24%
Net Interest Margin (taxable equivalent)	3.54%	3.35%	3.52%	3.29%	3.49%	3.43%	3.52%	3.33%	3.52%	3.35%
Efficiency Ratio	78.98%	72.47%	69.64%	72.99%	73.99%	71.34%	72.56%	73.86%	75.12%	73.11%

FIRST COMMUNITY CORPORATION
Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Three Months ended December 31, 2017			Three Months ended December 31, 2016
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$624,871	$7,131	4.53%	$536,925	$6,095	4.52%
Securities:	277,693	1,541	2.20%	281,631	1,393	1.97%
Other funds	23,488	68	1.15%	13,636	22	0.64%
Total earning assets	926,052	8,740	3.74%	832,192	7,510	3.59%
Cash and due from banks	12,519			11,374
Premises and equipment	35,123			29,927
Intangible assets	14,243			6,217
Other assets	36,023			31,273
Allowance for loan losses	(5,670)			(5,101)
Total assets	$1,018,290			$905,882

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	180,680	47	0.10%	155,757	41	0.10%
Money market accounts	176,654	115	0.26%	163,598	103	0.25%
Savings deposits	100,641	32	0.13%	75,518	23	0.12%
Time deposits	188,050	290	0.61%	183,401	293	0.64%
Other borrowings	41,406	198	1.90%	54,709	256	1.86%
Total interest-bearing liabilities	687,431	682	0.39%	632,983	716	0.45%
Demand deposits	220,647			182,238
Other liabilities	8,137			7,143
Shareholders' equity	102,075			83,518
Total liabilities and shareholders' equity	$1,018,290			$905,882

Cost of funds including demand deposits						0.35%
Net interest spread			3.35%			3.14%
Net interest income/margin		$8,058	3.45%		$6,794	3.25%

Tax equivalent		$8,274	3.54%		$7,013	3.35%

FIRST COMMUNITY CORPORATION
Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Year ended December 31, 2017			Year ended December 31, 2016
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$577,730	$26,134	4.52%	$514,766	$23,677	4.60%
Securities:	265,751	5,859	2.20%	283,585	5,724	2.02%
Other funds	15,972	163	1.02%	17,512	105	0.60%
Total earning assets	859,453	32,156	3.74%	815,863	29,506	3.62%
Cash and due from banks	11,571			10,903
Premises and equipment	31,850			30,084
Intangible assets	8,128			6,334
Other assets	32,160			29,922
Allowance for loan losses	(5,479)			(4,866)
Total assets	$937,683			$888,240
Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	163,870	190	0.12%	152,936	173	0.11%
Money market accounts	170,296	435	0.26%	164,826	426	0.26%
Savings deposits	80,807	94	0.12%	69,176	82	0.12%
Time deposits	176,358	1,106	0.63%	180,447	1,137	0.63%
Other borrowings	51,171	937	1.83%	59,569	1,229	2.06%
Total interest-bearing liabilities	642,502	2,762	0.43%	626,856	3,047	0.49%
Demand deposits	199,169			171,968
Other liabilities	7,306			6,663
Shareholders' equity	88,706			82,653
Total liabilities and shareholders' equity	$937,683			$888,240

Net interest spread			3.31%			3.13%
Net interest income/margin		$29,394	3.42%		$26,459	3.24%

Tax Equivalent		$30,252	3.52%		$27,326	3.35%

The tables below provide a reconciliation of non-GAAP measures to GAAP for the periods indicated:

	December 31,	December 31,
Tangible book value per common share	2017	2016
Tangible common equity per common share (non-GAAP)	$11.66	$11.28
Effect to adjust for intangible assets	2.27	0.92
Book value per common share (GAAP)	$13.93	$12.20
Tangible common shareholders’ equity to tangible assets
Tangible common equity to tangible assets (non-GAAP)	8.56%	8.33%
Effect to adjust for intangible assets	1.50%	0.62%
Common equity to assets (GAAP)	10.06%	8.95%

Return on average tangible common equity	Three months ended December 31,		Three months ended September 30,		Three months ended June 30,		Three months ended March 31,		Year Ended December 31,
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Return on average common tangible equity (non-GAAP)	3.45%	9.20%	9.46%	8.54%	8.48%	9.25%	9.32%	7.99%	7.22%	8.76%
Effect to adjust for intangible assets	(1.18)%	(0.69)%	(0.75)%	0.64%	(0.61)%	(0.72)%	(0.69)%	(0.64)%	(0.66)%	(0.68)%
Return on average common equity (GAAP)	2.27%	8.51%	8.71%	7.87%	7.87%	8.53%	8.63%	7.35%	6.56%	8.08%

Certain financial information presented above is determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include “tangible book value at period end,” “return on average tangible common equity” and “tangible common shareholders’ equity to tangible assets.” “Tangible book value at period end” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding. “Tangible common shareholders’ equity to tangible assets” is defined as total common equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets. Our management believes that these non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare our operating results from period-to-period in a meaningful manner. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.